Exhibit 10.12

                           MANAGEMENT AGREEMENT
                               (ABC WEST I)


          THIS MANAGEMENT AGREEMENT (this "Agreement") is executed as of the 30th day of September, 1998, to be effective conditioned upon and as of the date of the acquisition of the Property by Owner, by and between Oly Stratus ABC West I Joint Venture, a Texas joint venture (hereinafter called "Owner"), and Stratus Management L.L.C., a Delaware limited liability company (hereinafter called "Property Manager").


                           W I T N E S S E T H:

     WHEREAS, Owner  is acquiring  that certain  real property  located  in
Travis County, Texas, more  particularly described on   Exhibit A attached
hereto and made a part hereof for all purposes, together with all of the improvements located thereon (collectively, the "Property"), consisting of seventy five (75) individual lots (individually, a "Lot" and collectively, the "Lots").

     WHEREAS, Owner desires to engage Property Manager to develop, manage, maintain and operate the Property and Property Manager desires to accept such engagement, upon the terms and conditions hereinafter set forth.

     WHEREAS, Owner has provided to Property Manager, Owner's current Business Plan (hereinafter defined) and the operating and capital budgets approved by Owner as of the date hereof.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained in this Agreement and the compensation to be paid hereunder, Owner and Property Manager hereby agree as follows:

                                 ARTICLE I
                      ENGAGEMENT OF PROPERTY MANAGER

     Owner hereby engages Property Manager and Property Manager hereby accepts such engagement on the terms and conditions hereinafter provided as manager for the Property. Property Manager shall develop, manage, maintain and operate the Property in an efficient and first class manner consistent with the Business Plan and Budget (hereinafter defined) and shall exercise due diligence in all of its endeavors. All of Property Manager's duties under this Agreement shall be subject to funds being made available to Property Manager by Owner for the Property Manager to perform its duties.

                                ARTICLE II
               SERVICES TO BE PERFORMED BY PROPERTY MANAGER

     2.1 Expenses. All reasonable obligations or reasonable expenses approved by Owner in writing and incurred by Property Manager in the performance of its duties hereunder in accordance with the provisions hereof shall be at the expense of Owner except as otherwise specifically provided in this Agreement. Without Owner's prior written consent or as authorized in the Business Plan or Budget, Property Manager shall not incur any cost not specifically set forth in the most recently approved Budget.

     2.2 Contracts. To the extent necessary to fulfill its obligations under this Agreement, Property Manager shall (i) identify and, with the prior written approval of Owner or as set forth in the Business Plan or Budget, enter into, in Owner's name, contracts with engineers, tradesmen and other independent contractors to perform services necessary or advisable for the development, operation, maintenance or repair of the Property; and (ii) with the prior written approval of Owner or as set forth in the Business Plan or Budget, place orders, in Property Manager's name on behalf of Owner, for such equipment, tools, appliances, materials and supplies as are reasonable and necessary to properly develop, maintain, manage, operate or repair the Property. Except with the prior written consent of Owner, every contract entered into by Property Manager for or in connection with the Property shall include as a condition thereof the right by Owner to terminate, with or without cause, on thirty (30) days prior written notice, without the payment of a cancellation fee. Owner shall be obligated to pay the cost of any contract or agreement described in this section only if such cost is provided for in the Preliminary Budget or the most recently approved Budget or is otherwise approved by Owner in writing.

     2.3 Maintenance, Repair and Sale of Property. Property Manager shall supervise the development and sale of the Property and shall maintain the improvements, appurtenances and grounds of the Property in accordance with the "Management Standard" (as defined in Section 4.1hereof), including within such maintenance, without limitation thereof, such normal maintenance and repair work as may be necessary or, with Owner's prior written consent, desirable.

     2.4  Insurance.

          (a) Owner Obligations. Owner shall cause to be placed and kept in force all forms of insurance as Owner deems prudent and reasonable given the nature of the Property. All insurance coverage shall be placed with such companies, in such amounts, and with such beneficial interests appearing therein as Owner deems prudent and reasonable given the nature of the Property. Owner shall procure appropriate clauses in, or endorsements on, all of the policies whereby the insurer names Property Manager as an additional insured, and the insurer waives subrogation and agrees to not terminate any such policy or reduce coverage or amount without giving Owner at least thirty (30) days prior written notice.

          (b) Property Manager Obligations. Property Manager shall promptly investigate and make a full and timely written report to Owner and, if Owner requests, to Owner's insurance company as to all accidents, claims for damages relating to the ownership, operation and maintenance of the Property and any damage or destruction to the Property and the estimated cost of repair thereof and shall prepare any and all reports required by Owner and, if Owner requests, by its insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved. Without obtaining the prior written approval of Owner, which may be granted or withheld in Owner's sole discretion, Property Manager shall not settle any claims against insurance companies arising out of any policies or take any other action in connection with such settlements, including the execution of proofs of loss, the adjustment of losses, signing of receipts and collection of money. The cost of the insurance and the payment of all premiums therefor shall be the sole responsibility of, and at the sole expense of, Owner. Property Manager shall assist Owner in completing any insurance applications, questionnaires, etc. reasonably requested by Owner or Owner's insurance agent or insurance company.

     2.5 Operating Budgets; Business Plans. Notwithstanding the delivery of the approved Budget and Business Plan, unless some or all of the obligations of this Section 2.5 are specifically waived in writing by Owner, Property Manager shall prepare the items described herein.

          (a) Preliminary Budgets. Within thirty (30) days of the date this Agreement is fully executed, Property Manager shall prepare and deliver to Owner, for Owner's approval, a proposed budget and operating plan for the upcoming one hundred twenty (120) days, which budget and operating plan shall reflect thereon projections of all
     receipts  (if  any)   and  operating  costs   and  expenses,   capital
     expenditures and reserves that Property Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop and maintain the Property during such one hundred twenty (120) days. Within ninety (90) days of the date this Agreement is fully executed, Property Manager shall further prepare and deliver to Owner an additional proposed budget and operating plan (such proposed budget and operating plan, together with the foregoing budget and operating plan, the "Preliminary Budget" and the "Preliminary Plan", respectively), for the upcoming calendar year, which budget and operating plan shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Property Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop and maintain the Property during such calendar year.

          (b) Annual Budgets. Thereafter, on or prior to October 31st of each calendar year during the Term (as defined in Section 4.4) hereof, beginning on the first October 31st, after the date hereof, Property Manager shall submit to Owner, for Owner's approval, proposed budgets and operating plans for the Property on an annual basis for the upcoming calendar year, which proposed budgets and operating plans shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Property Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop and maintain the Property during such calendar year. Such proposed budgets and operating plans (including the Preliminary Budget and the Preliminary Plan) shall be submitted by Property Manager solely as good faith estimates, without warranty of their accuracy or attainability; provided, however, that, except as otherwise expressly provided in this Agreement, Property Manager shall not be reimbursed by Owner for, and Property Manager hereby expressly indemnifies Owner against, any loss, expense or claim in connection with any unauthorized expenditure or liability incurred by any action taken by Property Manager. Property Manager shall use its best efforts to manage the development of the Property in a manner consistent with, and subject to, both the total cost limitations and categories in the most recently approved Budget.

          (c) Contents. Without limiting the foregoing, each Budget and Business Plan (including the Preliminary Budget and the Preliminary
     Plan) shall include  between them:   (i) a projected income  statement
     for the Property,  (ii) a projected  balance sheet  for the  Property,
     (iii) a schedule of projected operations and cash flow, (iv) a reasonable estimate and projected budget of gross receipts and operating expenses, itemized in a manner acceptable to Owner, (v) a projected budget for capital expenditures and replacements, (vi) an identification of staffing to be employed, (vii) a separate estimate of the Property Management Fee (as defined in Section 31.), (viii) a narrative description of the program for the development and marketing of the Property, and (ix) any and all other matters reasonably requested by Owner.

          (d) Owner Approval. Owner shall, within thirty (30) days after receipt of a proposed Budget and Business Plan (including the Preliminary Budget and the Preliminary Plan), approve or disapprove such Budget and Business Plan in its sole discretion. As used herein, the terms "Business Plan" and "Budget" shall refer to the currently approved Budget and Business Plan approved by Owner as amended and/or modified from time to time. Owner shall provide Manager written notice of its approval or disapproval; provided, that in the event Owner fails to do so, the Budget or Business Plan, as the case may be, from the previous year shall control until a new budget or business plan is approved. Within fifteen (15) days after Owner submits any objection to the proposed budget or business plan, Manager will submit a revised budget or business plan to Owner, as the case may be. If Owner does not approve such revised budget or business plan within fifteen (15) days of its submission to Owner, the budget or business plan as the case may be, from the previous year shall control until a new budget or business plan is approved.

     2.6  Property Account and Owner Account.

          (a) Owner Account. Property Manager shall establish and maintain in a banking or other financial institution approved by Owner or set forth in the Business Plan from time to time throughout the term of this Agreement, a separate bank or similar account in the name of Owner for the deposit of moneys of Owner received, if any, with respect to the Property (the "Owner Account"). Property Manager shall also establish such other special bank or similar accounts as may be approved by Owner. All revenue from the Property shall be promptly deposited in the Owner Account.

          (b) Property Account. Operating expenses of the Property shall be paid by the Property Manager from an account established in a financial institution approved by Owner to process funds as described in Section 2.7 (the "Property Account")

     2.7  Disbursements by Owner to Property Manager.

          (a) Monthly Payments. On or before the twentieth (20th) day of each calendar month, Property Manager shall deliver to Owner a written request for disbursement, setting forth, in reasonable detail, the costs and expenses reasonably estimated to be paid by Property Manager for the upcoming calendar month, together with any other working capital needs of the Property for the upcoming calendar month, in each case, in accordance with the Budget (the "Required Monthly Funds"). Property Manager shall also submit reasonable substantiation as requested by Owner for all requested disbursements. In the event that any requested disbursement is not consistent with, or in compliance with, the Budget, Property Manager shall set forth such requested disbursements in a separate report and shall set forth a brief explanation for the reason for such discrepancy. On or before the first day of the month for which the particular request for the Required Monthly Funds is made, Owner shall transfer, via wire transfer, from the Owner Account to the Property Account designated by Property Manager the Required Monthly Funds approved by Owner.

          (b) Emergency Withdrawals. Property Manager shall only be entitled to make withdrawals from the Property Account in accordance with the Budget or the Business Plan or in connection with a bona fide emergency due to casualty or act of God under circumstances in which it would be unreasonable to seek to obtain Owner's approval, in which case Property Manager shall be entitled to exceed, by a reasonable amount, the amounts set forth in the Budget in order to address such bona fide emergency situation; provided that as soon as practicable after such emergency, Property Manager shall fully inform Owner of the circumstances surrounding such situation and obtain, on a "going-forward" basis only, Owner's approval with respect to Property Manager's handling of similar emergency events at the Property in the future. It is understood that any action taken by Property Manager under this Section 2.7(b) in connection with any particular emergency event shall be considered as being within Property Manager's scope of authority under this Agreement but shall not create any precedent or duty on the part of Property Manager or Owner to take any action in connection with any future event. Nothing contained in this Section 2.7(b) or elsewhere in this Agreement is intended to provide any benefit to any third parties who are not parties hereto or successors or permitted assigns of parties hereto or impose upon Property Manager or Owner any duty or obligation to any third parties who are not parties hereto or successors or permitted assigns of parties hereto, nor shall it have the effect of giving, any enforceable rights to any third parties who are not parties hereto or successors or permitted assigns of parties hereto, whether such claims are asserted as third party beneficiary rights or otherwise. The Owner and Property Manager hereby acknowledge and agree that, if the Owner fails to deposit funds in the Property Account in an amount sufficient to fund the expenses authorized in the Budget, Property Manager shall not be required to incur any out of pocket costs in order to perform Property Manager's obligations under this Agreement.

     2.8 Costs Not Reimbursed to Property Manager. Unless otherwise provided herein, Owner shall not be obligated to reimburse Property Manager for the payment by Property Manager of (a) any expense for office equipment or office supplies of Property Manager other than those used on the Property and approved in writing by Owner; (b) any overhead expenses of Property Manager incurred in its general offices; (c) unless otherwise consented to by Owner in writing, any salaries, wages and expenses for any personnel, including, without limitation, personnel spending all or a portion of their working hours at or providing services to the Property specifically performing Property Manager's duties hereunder; (d) the cost of fidelity insurance; (e) any accounting costs or overhead costs incurred in connection with the preparation and delivery of the statements and reports required hereunder; or (f) any travel costs incurred by Property Manager not specifically provided for in the Budget.

     2.9  Records; Reporting.

          (a) Records. All statements, receipts, invoices, checks, leases, contracts, worksheets, financial statements, books and records, and all other instruments and documents relating to or arising from the development, operation or management of the Property shall be the property of Owner; provided, that throughout the term of this Agreement, all of such items shall be maintained by Property Manager in a manner consistent with the terms of this Agreement and with books and records customarily maintained by managing agents of properties similar in location, size and revenue to the Property. Owner and Property Manager shall have the right to inspect and to copy all such items, at such party's expense, at all reasonable times, and from time to time, during the term of this Agreement. Upon the termination of this Agreement, all of such books, records and all other information relating to the Property promptly shall be delivered to Owner; provided, however, that at Property Manager's sole expense, Property Manager or its representatives shall have the right, for a reasonable period of time not to exceed three (3) years following such termination, to inspect such books, records and other information for data that directly relates to the period during which Property Manager managed the Property and to make copies thereof, at the offices of Owner upon reasonable advance notice to Owner.

          (b) Statements. Property Manager shall prepare and deliver to Owner on a monthly and on a calendar quarterly basis, Property Manager's written estimates of the amounts, if any, by which any categories of the Preliminary Budget or the Budget must be adjusted to adequately fund the development, operation and maintenance of the Property for the then current month or quarter as the case may be, although Owner shall be under no obligation to change the Preliminary Budget or the Budget. Such reports shall include the following information: (i) a statement of operations on the Property during such month or quarter as the case may be, and the cost thereof, (ii) a statement of year-to-date operations on the Property, and the cost thereof, (iii) a statement of the actual cost of operations on the Property during such month or quarter as the case may be compared to the Preliminary Budget or the Budget which identifies any variance between such costs and the Preliminary Budget or the Budget, and (iv) a description and explanation of such variances. Property Manager also shall furnish Owner, within thirty (30) days after Owner's request, such further information covering the operation and maintenance of the Property as Owner may reasonably require, including, but not limited to, the following: (i) income statement (accrual basis for taxes and insurance), month and year-to-date versus Budget; (ii) variance report (narrative form, month and year-to-date),
     (iii) balance sheet, (iv) general ledger, (v) rent roll (including security deposit listing), (vi) accounts receivable aging report,
     (vii) bank reconciliation for each account, (viii) calculation of Property Management Fee, (ix) schedule of reserve and escrow accounts,
     (x) schedule of capital expenditures, (xi) a re-forecast report, on a quarterly basis, of current full year operations compared to the Budget with explanations for all material variances, (xii) a marketing qualitative summary of property operations for the preceding month including comments on revenues, expenses, marketing, leases, competition, legal and other issues affecting the Property, and (xiii) any and all other reports reasonably requested by Owner.

          (c)  Annual Accounting Report.   Property Manager  agrees (i)  to

     deliver to owner, within twenty (20) days after the end of each fiscal year, an annual accounting report (including balance sheet, income statement and other financial statements), showing the results of gross receipts, gross operating expenses, net operating income, net cash flow and the Property Management Fee which would be payable if the Agreement were terminated as of the end of such fiscal year and any other information necessary to make the computations required hereby or which may be requested by Owner, all for such fiscal year and (ii) to cooperate fully with Owner, at no additional expense to Property Manager, but without limiting Property Manager's obligations under Section 2.9(e), in supplying all of the information and documentation necessary for a nationally recognized firm of certified public accountants selected by Owner (the "Auditor") to prepare and deliver to Owner an audit of the annual accounting report provided by Property Manager to Owner pursuant to this Section 2.9(c) within forty-five (45) days after the end of each fiscal year.

          (d) Additional Fiscal Reports. Property Manager shall, upon the request of Owner, prepare for Owner or assist Owner in the preparation of such additional financial reports with respect to the Owner or the Property as Owner may reasonably request or may be required in the preparation of the audited annual accounting to be prepared pursuant to this Section 2.9. Property Manager acknowledges and agrees that the Property Management Fee to be paid under this Agreement includes compensation to Property Manager for the preparation of papers and schedules reasonably necessary for the Auditor to conduct its review of the Property's books and records. To the extent such papers and schedules are not properly prepared, Property Manager agrees to reimburse Owner for the reasonable additional cost and expense incurred by Owner for the Auditor to prepare such papers or schedules.

          (e) No Liability for Returns Required by Law. Property Manager shall be responsible for preparing and filing any forms, reports or returns (except Owner's tax returns) that may be required by law relating to the Property. Property Manager shall also be responsible for any forms, reports or returns that may be required by law relating to any of Property Manager's employees.

     2.10 Compliance with Legal Requirements. Property Manager shall take such action as may be necessary to comply with any and all orders or requirements affecting  the  Property  by any  federal,  state,  county  or municipal authority having jurisdiction thereover. Property Manager, however, shall not take any such action as long as Owner is contesting, or has affirmed Owner's intention to contest and institutes proceedings contesting, any such order or requirement, except that if failure to comply promptly with any such order or requirement would or might expose Property Manager to criminal liability, Property Manager shall comply with same. Property Manager shall promptly notify Owner in writing of all such orders and notices or requirements. Nothing contained herein shall require Property Manager to employ counsel to represent Owner in any such proceeding or suit.

     2.11 Taxes. Property Manager shall timely render the Property for taxation, and obtain and verify bills for real estate, personal property, and all other taxes and assessments, if any, against the Property and promptly pay such tax bills and any other Impositions (as defined below), and assist and cooperate with Owner in connection with all such taxes and assessments in all ways reasonably requested by Owner including applications or petitions of Owner for reduction of taxes or assessments. Owner shall have the option but not obligation to employ a third party consultant to accomplish the foregoing, in which event, Property Manager shall assist and cooperate with such consultant. As used herein, "Impositions" shall mean all taxes, assessments, special assessments, rents and charges for any easement or agreement maintained as part of or for the benefit of the Property, use and occupancy taxes and charges, water and sewer for public and private utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the term of this Agreement may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or become a lien on (i) the Property or any part thereof or any appurtenances thereto, or upon any personal property located, or used in connection with, the Property, (ii) the rent, income or other payments (if any) received by or for the account of Owner or anyone claiming by, through or under Owner, (iii) any use or occupation of the Property, (iv) such franchises, licenses and permits as may be appurtenant to the use of the Property and (v) any document to which Owner is a party transferring an interest or estate in the Property.

                                ARTICLE III
                         FEES TO PROPERTY MANAGER

     In consideration for the performance of Property Manager's duties and responsibilities under this Agreement, in exchange for its services provided to Owner and the Property, Owner shall pay to Property Manager (i) a management fee (the "Management Fee") equal to One Thousand Two Hundred and No/100 Dollars ($1,200.00) for each Lot sold, which shall be payable monthly in arrears, (ii) a sales commission (the "Sales Commission") in an amount equal to six percent (6%) of the purchase price for each Lot sold, if, as and when the purchase and sale of such Lot is closed, which shall be payable at the closing of the purchase and sale of each such Lot, and (iii) a property development fee (the "Development Fee") in an amount equal to Sixty Thousand and No/100 Dollars ($60,000.00), which shall be payable in installments of Five Thousand and No/100 Dollars ($5,000.00) for twelve months to be paid on the first day of each month following the execution of this Agreement; provided, however, that in the event all Lots within the Property are sold prior to the expiration of the 12-month period, any unpaid portion of the $60,000 shall be payable upon closing of the sale of the last Lot.

                                ARTICLE IV
                 RELATIONSHIP OF PROPERTY MANAGER TO OWNER

     4.1 Use and Maintenance of Premises. Property Manager shall employ its best efforts to develop, operate and maintain the Property in a manner (referred to herein as the "Management Standard") consistent with (i) first class standards (consistent with the Business Plan), (ii) prudent business and management practices applicable to the development, operation, management and maintenance of the Property and (iii) the requirements of any deeds of trust, certificates of occupancy, permits, licenses, consents or other recorded or unrecorded agreements now or hereafter affecting the Property or as required by the joint venture agreement of Owner (collectively referred to herein as the "Key Documents"). Property Manager shall use all contacts, discount programs and cost-savings measures at its disposal to obtain services, products and tax and insurance rates for the Property at the lowest cost, without sacrificing the quality of such services or products. Property Manager shall perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement. Property Manager may with prior written approval of Owner obtain goods or services for the Property from direct or indirect affiliates of Property Manager, its officers, directors, shareholders or employees, but only if such goods and services are of at least equal quality and of no higher prices than comparable goods and services obtainable from unaffiliated parties and such goods and services are otherwise competitive with comparable goods and services.

     4.2 Sale or Refinancing of the Property. Upon the express request of Owner but not otherwise, Property Manager shall assist and cooperate in any attempt(s) by Owner to sell, finance or refinance all or any portion of the Property. Such assistance and cooperation by Property Manager and Property Manager's personnel shall not be deemed to create a broker-principal or similar relationship unless Owner and Property Manager enter into a separate written agreement engaging Property Manager as broker with respect to all or any portion of the Property. Such assistance and cooperation shall include, without limitation, answering prospective purchasers' or lenders' questions about the Property or any portion thereof, preparing rent rolls, notifying tenants about the sale of the Property and obtaining estoppel certificates and other documents from all tenants of the Property in the form required by the prospective purchaser or lender. Property Manager shall also provide, promptly upon request by Owner, (a) an estoppel certificate executed by Property Manager certifying that no uncured default by the Owner exists under this Agreement or, if such a default(s) exists, stating the nature thereof, (b) a certificate in favor of Owner and any lender executed by Property Manager confirming, to the best of Property Manager's actual knowledge, that any representations and warranties made (or to be made) by Owner with respect to the Property, or the condition or operation thereof, in any loan documents executed (or to be executed) by Owner in connection with any sale, financing or refinancing of the Property, are substantially true, correct and complete, or, if not substantially true, correct or complete, stating with particularity why such representations and warranties are not substantially true, correct or complete, and (c) a subordination and attornment agreement executed by Property Manager in accordance with the provisions of Section 5.9 of this Agreement.

     4.3 Approvals and Consents to Property Manager. Owner and Property Manager hereby acknowledge and agree that William H. Armstrong, III is authorized by Owner to grant approvals and consents required under this Agreement to Property Manager, and otherwise instruct Property Manager with respect to Property Manager's obligations and performance under this Agreement.

     4.4 Term. This Agreement shall commence on the date hereof and continue until such time as it is terminated as provided herein (a) for Cause (as herein defined) or (b) upon the mutual agreement of the parties. The entire term of this Agreement is sometimes herein referred to as the "Term".

     4.5 Termination by Owner. Owner, at its option, may terminate this Agreement for "Cause" at any time upon giving written notice thereof. The term Cause shall include (a) the failure of Property Manager to cure any fraud, misrepresentation, misappropriation of funds, furnishing any statement, report, notice, writing or schedule to Owner that Property Manager knows, or reasonably should have known, is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified or the date such statement, report, notice, writing or schedule is furnished to Owner, and such failure continues for a period of ten (10) days after written notice thereof by Owner to Property Manager,
(b) the failure of Property Manager to comply with any term or condition of this Agreement (except for breach of the Management Standard) and such failure continues for a period of thirty (30) days after written notice thereof by Owner to Property Manager, provided that if such default is not reasonably susceptible of cure within thirty (30) days, then such reasonable time so long as Property Manager is diligently prosecuting the cure of the default, but in no event longer than ninety (90) days, (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, Property Manager, (d) the sale of all or part of the Property; provided that in the case of a partial sale, termination will only apply to those portions of the Property sold, (e) the failure of Property Manager to cure an intentional or grossly negligent or illegal act committed by Property Manager against Owner and such failure continues for a period of ten (10) days after written notice thereof by Owner to Property Manager, (f) the failure of Property Manager to cure Property Manager's willful and/or reckless misconduct that causes damage to Owner and such failure continues for a period of ten (10) days after written notice thereof by Owner to Property Manager, or (g) upon thirty (30) days written notice from Owner to Property Manager in the event Property Manager fails to perform its duties consistent with the Management Standard as determined by the management committee of Owner.

     4.6 Termination by Property Manager. Property Manager, at its option, may terminate this Agreement for the failure of Owner to comply with any term or condition of this Agreement and such failure continues for a period of thirty (30) days after written notice thereof by Owner to Property Manager, provided that if such default is not reasonably susceptible of cure within thirty (30) days, then such reasonable time so long as Owner is diligently prosecuting the cure of the default, but in no event longer than ninety (90) days.

     4.7  Obligations Upon Termination.

          (a)   Upon  termination  of  this  Agreement,  each  party  shall continue to be fully liable for their respective obligations which have accrued up to and including the termination date and shall promptly pay to the other all amounts due to the other party under the terms of this Agreement. Such payment shall be made as soon after the effective date of termination as such amounts are determinable. Upon such payment, neither party shall have any further claim or right against the other, except as expressly provided herein.

          (b) In the event of termination of this Agreement, upon the effective date of such termination, Property Manager shall (i) surrender and deliver to Owner all income of the Property, if any, and other monies of Owner then held by Property Manager and/or in any bank account (including, without limitation, the Owner Account and the Property Account) in excess of the reimbursements due and payable to Property Manager up to and including the effective date of such termination, (ii) deliver to Owner as received by Property Manager any monies or other property due Owner under this Agreement but received after such termination, and (iii) deliver to Owner everything then held by Property Manager pertaining to the Property, including, without limitation copies of all books, records, keys and all other materials, property and supplies pertaining to the Property and/or this Agreement.

     4.8 Negation of Partnership, Joint Venture or Lease. Nothing in this Agreement shall constitute, or be construed to be or to create, a partnership, joint venture or lease between Owner and Property Manager with respect to the Property. In the performance of this Agreement, Property Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making either party a partner, joint venturer, principal or agent with, or with respect to, the other party or as creating any similar relationship or entity, and each party hereto agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceedings involving Property Manager and Owner.

     4.9 Indemnification. Property Manager shall be liable for and shall indemnify and hold harmless Owner (and each partner, venturer, employee, agent, shareholder, director and officer of Owner) from any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of (i) any actions of Property Manager not within the scope of Property Manager's duties hereunder, (ii) any breach by Property Manager of Property Manager's obligations hereunder or (iii) the gross negligence or willful misconduct of Property Manager. Owner shall indemnify and hold harmless Property Manager (and each employee, agent, director, shareholder are officer of Property Manager) from any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of (x) a breach by Owner of Owner's obligations hereunder, (y) Owner's gross negligence or willful misconduct or (z) actions taken by Property Manager within the scope of Property Manager's responsibilities under this Agreement.

     4.10 Owner's Limited Liability. No general or limited partner in or of Owner, whether direct or indirect, or any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Owner or any of the foregoing or any investment advisor of Owner (including any assignee or successor of Owner) or other holder of any equity interest in Owner, shall be personally liable for the performance of Owner's obligations under this Agreement. The liability of Owner (including any assignee or successor of Owner) for Owner's obligations hereunder shall be limited to the equity interest of Owner in the Property.

     4.11 Property Manager's Limited Liability. No general or limited partner in or of Property Manager, whether direct or indirect, or any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Property Manager or any of the foregoing or any investment advisor of Property Manager (including any assignee or successor of Property Manager) or other holder of any equity interest in Property Manager, shall be personally liable for the performance of Property Manager's obligations under this Agreement.

                                 ARTICLE V
                               MISCELLANEOUS

     5.1 No Assignment by Property Manager Etc. Without the prior written consent of Owner, which consent may be granted or withheld in Owner's sole discretion, Property Manager shall not have the right to assign, transfer or convey any of Property Manager's right, title or interest hereunder, nor shall Property Manager have the right to delegate any of the obligations or duties required to be kept or performed by Property Manager hereunder.

     5.2 Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and sent via the U.S. Postal Service by registered or certified mail, postage prepaid or via a nationally recognized overnight delivery service (e.g. Federal Express) and addressed to the appropriate party at the respective addresses shown below. All such notices shall be deemed given on the earlier of actual receipt or refusal of receipt by the addressee. The respective addresses and additional notice parties are as follows:

     If to Owner:        Oly Stratus ABC West I Joint Venture
                         c/o Olympus Real Estate Corporation
                         200 Crescent Court, Suite 1650
                         Dallas, Texas 75201
                         Attention: Hal R. Hall

     and to:             Robert C. Feldman
                         Weil, Gotshal & Manges, LLP
                         100 Crescent Court, Suite 1300
                         Dallas, Texas 75201

     If to Property Manager:  Stratus Management L.L.C.
                              98 San Jacinto Blvd., Suite 220
                              Austin, Texas 78701
                              Attention:  Mr. William H. Armstrong, III

     With a copy to:          Kenneth N. Jones
                              Armburst, Brown & Davis, L.L.P.
                              100 Congress, Suite 1350
                              Austin, Texas 78701

Any party may at any time change its respective address by sending written notice to the other parties of the change in the manner hereinabove prescribed.

     5.3 GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS AGREEMENT IS PERFORMABLE IN, AND THE EXCLUSIVE VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO SHALL LIE IN, DALLAS COUNTY, TEXAS.

     5.4 Not a Third Party Beneficiary Contract. Neither this Agreement nor any part hereof nor any service, relationship or other matter alluded to herein shall inure to the benefit of any third party (specifically including any lender, tenants or contractors), to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankruptcy or insolvent estate of either party or to the creditors or claimants of such an estate. In addition, this Agreement shall terminate and be of no further force or effect upon the filing of any bankruptcy petition by or against Property Manager.

     5.5 Validity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     5.6 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought. This Agreement shall bind, and inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

     5.7 Attorneys' Fees. If either Owner or Property Manager employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with such enforcement or defense.

     5.8  INDEMNIFICATION   PROVISIONS.       THIS    AGREEMENT    CONTAINS
INDEMNIFICATION PROVISIONS SPECIFICALLY DESCRIBED  IN SECTIONS 2.5 AND  4.7
HEREOF.

     5.9 Subordination. This Agreement and any extension hereof shall be subordinate to any mortgage or similar security instrument now or hereafter affecting the Property, and all renewals, modifications, consolidations,
replacements and  extensions  thereof  (a "Mortgage").    Property  Manager
further agrees to attorn to the holder of any Mortgage or similar security instrument affecting the Property, and any successor or assignee thereof, upon Owner's being dispossessed by such holder of Owner's interest in all
or any portion of the Property.   The provisions of this Section 5.9 shall
be sellf-operative and no further instrument of subordinatiion or attornment shall be required. Property Manager shall execute promptly any certificate or other document that Owner or any mortgagee or other security holder may request as to such subordination and/or attornment, which certificate or document may include such customary and normal provisions as Owner may determine in its sole discretion. In the event that Property Manager fails to execute and deliver such certificate or document on or before five (5) business days after written notice to Property Manager by Owner, then without any further notice and opportunity to cure, such failure by Property Manager shall be deemed to be an event for Cause hereunder.

     5.10 Representations, Warranties and Covenants of Property Manager. In order to induce Owner to enter into this Agreement, Property Manager does hereby make the following representations, warranties and covenants:

          (a) Property Manager represents and warrants to Owner that Property Manager is a Delaware limited liability company, is duly formed and legally existing under the laws of the state of its formation and is duly qualified to do business in the State of Texas.

          (b) Property Manager represents and warrants to Owner that Property Manager has full power and authority to enter into this Agreement and to carry out the transactions herein contemplated, and that the undersigned officers of Property Manager have all necessary authority to execute and deliver this Agreement on behalf of Property Manager.

          (c) Property Manager represents and warrants to Owner that this Agreement has been duly executed and delivered by Property Manager and constitutes the legal, valid and binding obligations of Property Manager enforceable in accordance with their terms, subject to laws applicable generally to creditor's rights.

          (d) Property Manager shall deliver to Owner, upon the effective date hereof (i) a good standing certificate from the State of Texas, and (ii) an incumbency certificate and resolutions of Property Manager authorizing the execution and delivery by Property Manager of this Agreement, certified by an authorized officer of Property Manager as being true, correct and complete.

          (e) There is no claim, litigation, proceedings or governmental investigation pending, or as far as is known to Property Manager, threatened, against Property Manager or relating to the Property or the transactions contemplated by this Agreement which does, or may reasonably be expected to, affect the ability of Property Manager to enter into this Agreement or to carry out its obligations hereunder, and, to Property Manager's actual knowledge, there is no basis for any such claim, litigation, proceedings or governmental investigation.

          (f) Neither the consummation of the actions contemplated by this Agreement on the part of Property Manager to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Property Manager is a party or by which it is bound.

          (g) Property Manager has and will continue to have during the term of this Agreement qualified personnel to implement Property Manager's obligations hereunder.

     5.11 Publicity and Public Relations.   Owner shall have the  exclusive
right to control, manage and monitor all publicity and public relations with respect to the Property or Owner's ownership thereof.


[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]OWNER:


OLY STRATUS ABC WEST I JOINT VENTURE,
a Texas joint venture
By:  Oly ABC West I, L.P.,
     a Texas limited partnership,
     its general partner

     By:  Oly Texas GP II, LLC,
          a Texas limited liability company,
          its sole general partner


          By:/s/ Hal R. Hall
          --------------------
          Name:Hal R. Hall
          Title: Vice President


By:  Stratus ABC West I, L.P.,
     a Texas limited partnership,
     its general partner

     By:  STRS L.L.C.,
          a Delaware limited liability company,
          General Partner

          By:  Stratus Properties Inc.,
               a Delaware corporation,
               its sole member


               By:/s/ William H. Armstrong III
                 -----------------------------
                    William H. Armstrong, III
                    President and CEO


PROPERTY MANAGER:


STRATUS MANAGEMENT L.L.C.,
a Delaware limited liability company

     By:  Stratus Properties Inc.,
          a Delaware corporation,
          its sole member


          By:/s/ William H. Armstrong III
             ----------------------------
               William H. Armstrong III
               President and CEO

                                 EXHIBIT A

                     LEGAL DESCRIPTION OF THE PROPERTY